EXHIBIT 4
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                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of June 23, 2002 (this "AGREEMENT"), by and between Prometheus Southeast Retail Trust ("PSRT"), a Maryland real estate investment trust, Konover Property Trust, Inc. ("TARGET"), a Maryland corporation, and Kimkon Inc. ("KI"), a Delaware corporation.

                                    RECITALS

         WHEREAS, as of the date hereof, PSCO Acquisition Corp. ("BUYER"), a Maryland corporation, the stockholders of which are PSRT and KI, a subsidiary of Kimco Realty Corporation, and Target are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified from time to time in accordance with its terms, the "MERGER AGREEMENT"), which provides, among other things, for the merger of Buyer with and into Target, with Target as the surviving corporation (the "MERGER");

         WHEREAS, as of the date hereof, PSRT is the direct or indirect record and beneficial holder of 21,052,631 shares of common stock, par value $.01 per share, of Target (collectively, the "SHARES" and, together with such additional Shares hereafter acquired by PSRT whether by means of purchase, dividend, distribution or otherwise, PSRT's "OWNED SHARES");

         WHEREAS, as a condition to the willingness of Target to enter into the Merger Agreement, Target has requested that PSRT agree, and PSRT has agreed, to enter into this Agreement, pursuant to which, among other things, PSRT and Target desire to set forth their agreement with respect to the voting of the Owned Shares by PSRT in connection with the Merger, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, as a condition to the willingness of KI to become a stockholder of Buyer and to make certain commitments to Buyer to enable it to enter into the Merger Agreement, and cause Buyer to enter into the Merger Agreement, KI has requested that PSRT agree, and PSRT has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement as in effect on the date hereof.

         SECTION 2. AGREEMENT TO VOTE. PSRT agrees that at such time as Target conducts a meeting of, or otherwise seeks a vote or consent of, its stockholders for the purpose of approving and adopting the Merger Agreement, the Merger and the actions required in furtherance thereof, PSRT shall vote, or provide a consent with respect to, its Owned Shares (i) in favor of the approval and adoption of the Merger Agreement, the Merger and the actions required in furtherance thereof and (ii) against any action or agreement that would compete with,

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impede or interfere with the adoption and approval of the Merger Agreement and the timely consummation of the Merger.

         SECTION 3. COVENANTS OF PSRT. PSRT hereby covenants and agrees that, except as contemplated by this Agreement (including Section 9 hereof) or the Merger Agreement, PSRT shall not while this Agreement is in effect:

                           (i) sell, give, assign or otherwise dispose of (each, a "TRANSFER"), or agree to Transfer, any Owned Shares (except to Transfer a portion of its Owned Shares to Buyer immediately prior to the consummation of the Merger or to Transfer a portion of its Owned Shares to a Person that agrees to be bound by the provisions of Section 2 of this Agreement with respect to the transferred Owned Shares (such agreement to be evidenced by a written agreement in form and substance reasonably acceptable to each of Target and KI));

                           (ii) enter into any agreement or grant or agree to grant any proxy or power-of-attorney with respect to any Owned Shares which is inconsistent with this Agreement; or

                           (iii) by any action or omission cause any security interests, liens, claims, pledges, charges, encumbrances, options, rights of first refusal, agreements or limitations on PSRT's voting rights to attach to the Owned Shares (except for any pledge of the Owned Shares or any custodial arrangement with respect to the Owned Shares under any existing or successor loan agreement or credit facility (including the ancillary documents relating thereto) to which PSRT or any Affiliate of PSRT is a party).

         SECTION 4. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Target or KI any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares shall remain vested in and belong to PSRT, and neither Target nor KI shall have any power or authority to direct PSRT in the voting of any of the Owned Shares, except as otherwise provided herein, or in the performance of PSRT's duties or responsibilities as a stockholder of Target.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF PSRT. PSRT represents and warrants to Target and KI as follows:

                  (a) PSRT has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PSRT and the consummation by PSRT of the transactions contemplated hereby have been duly and validly authorized by PSRT, and no other proceedings on the part of PSRT are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by PSRT and, assuming the due authorization, execution and delivery by Target and KI, constitutes a legal, valid and binding obligation of PSRT, enforceable against


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PSRT in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) The execution and delivery of this Agreement by PSRT does not, and the performance of this Agreement by PSRT shall not, (i) conflict with or violate the organizational documents of PSRT, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to PSRT or by which the Owned Shares are bound or affected or (iii) except with respect to any of the following as to which a consent or waiver has already been obtained, result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Owned Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PSRT is a party or by which PSRT or the Owned Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by PSRT of its obligations under this Agreement.

                  (c) The execution and delivery of this Agreement by PSRT does not, and the performance of this Agreement by PSRT shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Regulatory Authority except for applicable requirements, if any, of the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by PSRT of its obligations under this Agreement.

                  (d) As of the date hereof, PSRT is the record and beneficial owner of 21,052,631 Shares. The Shares are, and the Owned Shares will be, all of the securities of Target owned, either of record or beneficially, by PSRT on and as of the Closing Date (except to the extent of the Transfer of all or a portion of the Owned Shares to Buyer immediately prior to the consummation of the Merger) and, except with respect to the Contingent Value Rights Agreement, dated February 24, 1998, between the Target and Prometheus Southeast Retail LLC (which subsequently assigned its rights thereunder to PSRT), PSRT owns no other rights or interests exercisable for or convertible into any securities of Target. The Shares are, and the Owned Shares will be, owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreement, limitations on PSRT's voting rights, charges and other encumbrances of any nature whatsoever, except for any pledge of the Owned Shares or any custodial arrangement with respect to the Owned Shares under any existing or successor loan agreement or credit facility (including the ancillary documents relating thereto) to which PSRT or any Affiliate of PSRT is a party. PSRT has not appointed or granted any proxy that is inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Shares.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF TARGET. Target represents and warrants to PSRT and KI as follows:


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                  (a)      Target has all necessary power and authority to
execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly and validly authorized by Target, and no other proceedings on the part of Target are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Target and, assuming the due authorization, execution and delivery by PSRT and KI, constitutes a legal, valid and binding obligation of Target, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) The execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target shall not, (i) conflict with or violate the organizational documents of Target, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target is bound or affected, except, in the case of clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by Target of its obligations under this Agreement or the Merger Agreement.

                  (c) The execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity except for applicable requirements, if any, of the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Target of its obligations under this Agreement or the Merger Agreement.

         SECTION 7. REPRESENTATIONS AND WARRANTIES OF KI. KI represents and warrants to PSRT and Target as follows:

                  (a) KI has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by KI and the consummation by KI of the transactions contemplated hereby have been duly and validly authorized by KI, and no other proceedings on the part of KI are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by KI and, assuming the due authorization, execution and delivery by PSRT and Target, constitutes a legal, valid and binding obligation of KI, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar


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

laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) The execution and delivery of this Agreement by KI do not, and the performance of this Agreement by KI shall not, (i) conflict with or violate the organizational documents of KI, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to KI or (iii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which KI is a party or by which KI is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by KI of its obligations under this Agreement.

                  (c) The execution and delivery of this Agreement by KI do not, and the performance of this Agreement by KI shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any Governmental Entity except for applicable requirements, if any, of the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by KI of its obligations under this Agreement.

         SECTION 8. TERMINATION. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the day on which the Merger Agreement is terminated in accordance with its terms, and
(b) the Effective Time. Any such termination shall be without prejudice to liabilities arising hereunder before such termination.

         SECTION 9. SHAREHOLDER CAPACITY. Notwithstanding anything herein to the contrary: (a) with respect to any Affiliate of PSRT that is or becomes, during the term hereof, a director or officer of Target, no representation, warranty, undertaking or agreement herein shall apply to such Affiliate in his or her capacity as such a director or officer and (b) PSRT has entered into this Agreement solely in PSRT's capacity as the record and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken or omitted to be taken at any time by any of its Affiliates in his or her capacity as an officer or director of Target.

         SECTION 10. NON-SURVIVAL. The representations and warranties made herein shall terminate upon termination of this Agreement.

         SECTION 11. SUPPLEMENTAL VOTING AND TENDER AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall prohibit PSRT from taking any action necessary to perform its obligations under the Supplemental Voting and Tender Agreement, dated the date hereof, between PSRT and Target, as the same shall be amended, modified or supplemented from time to time in accordance with its terms.


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         SECTION 12.       MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The rights and obligations under this Agreement shall not be transferred by any party without the prior written consent of the other parties.

                  (b) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, executors, administrators, heirs and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  (c) AMENDMENT. This Agreement may not be amended, changed, supplemented, or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery or by facsimile transmission with confirmation of receipt, as follows:

                  if to PSRT:

                           c/o Lazard Freres Real Estate Investors L.L.C. 30 Rockefeller Plaza
                           New York, New York 10020
                           Telecopier No.: (212) 332-1793
                           Attention:  General Counsel

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Telecopier No.:  (212) 757-3990
                           Attention:  Jeffrey D. Marell, Esq.

                  if to Target:

                           3434 Kildaire Farm Road, Suite 200
                           Raleigh, North Carolina 25606
                           Telecopier No.:  (919) 372-3261
                           Attention:  General Counsel


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                  with a copy to:

                           Alston & Bird LLP
                           3201 Beechleaf Court, Suite 600
                           Raleigh, North Carolina 27604
                           Telecopier No.:  (919) 862-2260
                           Attention:  Robert Bergdolt, Esq.

                  If to KI:

                           c/o Kimco Realty Corporation
                           3333 New Hyde Park Road
                           Suite 200
                           Post Office Box 5020
                           New Hyde Park, New York 11042-0020
                           Telecopy:  (516) 869-7117
                           Attention:  David B. Henry
                           Attention:  Joseph G. Stevens

                  with a copy to:

                           Fried, Frank Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, NY 10004-4000
                           Attention:  Steven Scheinfeld, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (e) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (f) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Agreement are not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.


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                  (h)      JURISDICTION. Each party to this Agreement hereby
irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the courts of the State of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 12(d), such service to become effective 10 days after such mailing.

                  (i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (j) HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

                  (l) FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                  [Remainder of Page Intentionally Left Blank]


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                  IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be duly executed as of the day and year first above written.


                                   PROMETHEUS SOUTHEAST RETAIL TRUST


                                   By:  /s/ Matthew J. Lustig
                                        ---------------------------------------
                                        Name:   Matthew J. Lustig
                                        Title:  President



                                   KONOVER PROPERTY TRUST, INC.


                                   By:  /s/ J. Michael Maloney
                                        ---------------------------------------
                                        Name:   J. Michael Maloney
                                        Title:  President



                                   KIMKON INC.


                                   By:  /s/ David B. Henry
                                        ---------------------------------------
                                        Name:   David B. Henry
                                        Title:  President


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